Exhibit 99.1

ALTEVA REPORTS FOURTH QUARTER AND FULL YEAR 2014

FINANCIAL RESULTS

PHILADELPHIA, PA — March 16, 2015 — Alteva, Inc. (“Alteva” or the “Company”) (NYSE MKT: ALTV), a premier provider of hosted Unified-Communications-as-a-Service (“UCaaS”), today announced selected financial results for the fourth quarter and year ended December 31, 2014.

2014 Financial Results Highlights

•                  For the fourth quarter of 2014, the Company achieved Adjusted EBITDA* of $(0.4) million, an improvement from $(0.8) million for the same period in 2013; for the full year 2014, the Company achieved Adjusted EBITDA* of $(1.2) million, an improvement from $(4.4) million in 2013;

•                  The Company reduced its operating loss for the fourth quarter of 2014 to $(1.3) million, as compared to $(2.3) million for the same period in 2013; the operating loss for the full year 2014 decreased to $(6.6) million from $(11.6) million for 2013;

•                  The Company recorded $0.0 million and $3.25 million of income from its former investment in the O-P partnership for the fourth quarters of 2014 and 2013, respectively; the Company recorded $52.4 million and $13.0 million of income from its former investment in the O-P partnership for the full years 2014 and 2013, respectively;

•                  The Company had a net loss for the fourth quarter of 2014 of $(0.5) million, as compared to $(0.3) million for the same period in 2013; the Company had net income of $29.4 million for the full year 2014, as compared to a net loss of $(0.6) million for the full year of 2013;

•                  For the fourth quarter of 2014, UC revenues increased by 8% to $4.2 million from $3.9 million for the fourth quarter of 2013;

•                  For full year 2014, UC revenues increased by 7%, which includes the impact of the Syracuse operations that were sold in September 2013, to $17.0 million from $15.8 million for full year 2013; excluding the Syracuse operations, UC revenues increased 18% for full year 2014 compared to full year 2013;

•                  At the end of 2014, there were over 50,000 users on Alteva’s hosted platform, which represents an increase of 18% of the installed base compared to the end of 2013;

•                  As of December 31, 2014, the Company had approximately 3,000 new users, or 6% of the installed base, sold and scheduled for implementation;

•                  Gross profit margin increased to 60% in the fourth quarter of 2014 from 55% for the same period in 2013; gross profit margin increased to 61% for full year 2014 from 55% for full year 2013;

Fourth Quarter 2014 Results

Revenues were flat at $7.4 million in the fourth quarter of 2014.

UC revenues were $4.2 million in the fourth quarter of 2014, an increase of 8% from $3.9 million for the same period in 2013.  As a percentage of consolidated revenue, the UC segment contributed approximately 57% of revenues in the fourth quarter of 2014 as compared with 53% for the same period in 2013.  The increase in UC revenues was attributable to the addition of new clients and the increase in services to existing clients.  Approximately 92% of fourth quarter 2014 UC revenues and 89% of the fourth quarter 2013 revenues were from licenses and services which are expected to be recurring in nature, with the balance of revenues derived from equipment sales that were primarily related to new customer implementations.

Telephone revenues were $3.2 million in the fourth quarter of 2014, as compared with $3.5 million for the same period in 2013.  The Telephone segment contributed approximately 43% of revenues in the fourth quarter 2014 as compared with 47% for the same period of 2013.  Telephone revenues were slightly lower year-over-year as a result of continued access line losses and lower revenue from pooling arrangements. These decreases were partially offset by an increase in access line rates earlier in the year and modest growth in broadband Internet services revenues.

Gross profit increased by 9% to $4.5 million in the fourth quarter of 2014, from $4.1 million for the same period in 2013.  Gross profit as a percentage of revenues was 60% in the fourth quarter of 2014, as compared with 55% for the same period in 2013.  The improvement in gross profit primarily reflects the increase in revenues contributed by the UC segment, the Company’s ability to leverage its existing infrastructure, and the impact of cost reduction initiatives.

Selling, general and administrative (“SG&A”) expenses in the fourth quarter of 2014 were $5.1 million, as compared with $5.4 million for the same period in 2013.  The decrease was due to the impact from the expense management initiatives implemented throughout 2014.

Other income for the fourth quarter of 2013 included $3.25 million from the Company’s former equity investment in the O-P partnership, which was sold in April 2014.

For the fourth quarter of 2014, the Company had income tax benefit of $0.8 million, or 60% of loss before income taxes, as compared to an income tax expense of $1.1 million, or 137% of income before income taxes, for the fourth quarter of 2013.  The estimated effective tax rate for each period includes projections of tax expense on the expected change in our valuation allowance for deferred tax assets.

For the fourth quarter of 2014, the Company’s net loss was $(0.5) million, as compared to a net loss of $(0.3) million for the same period of 2013.

Basic and diluted net loss per share was $(0.09) for the fourth quarter of 2014, as compared with basic and diluted net loss per share of $(0.05) in the same period of 2013.

Conference Call

The Company will conduct a conference call to discuss fourth quarter results on Thursday, March 19, 2015 at 10:00 a.m. eastern.  Investors and other interested parties can listen to the call by dialing the participant number of 412-317-6789 or 877-317-6789 (toll free), no access code required.  A simultaneous webcast of the conference call can be accessed through Alteva’s website at www.alteva.com in the Investors section.

A replay of this conference call will also be available by dialing 412-317-0088 or 877-344-7529 (toll free), access code: 10062458, at approximately 12:00 p.m. eastern on March 19, 2015 through 9:00 a.m. eastern April 20, 2015, and via the Company’s website at www.alteva.com.

About Alteva

Alteva (NYSE MKT:  ALTV) is a premier provider of Unified Communications and Collaboration solutions for business.  Alteva’s Unified-Communications-as-a-Service (UCaaS) solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce.  Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems.  These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally.  To learn more about Alteva, please visit www.alteva.com.  You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

*Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization adjusted to exclude non-cash stock-based compensation, severance related expense, income from equity method investment, and the loss on disposal, restructuring costs and other special charges.  A reconciliation of adjusted EBITDA to net income (loss) can be found at the end of the following tables. Adjusted EBITDA is commonly used by management and investors as an indicator of operating performance and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP and it should not be considered as an alternative to net income (loss), or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, or strategies regarding the future. Such statements include, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “will” and words of similar import.  Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

(tables follow)

ALTEVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net Revenue
Unified Communications	$4,236	$3,915	$16,989	$15,834
Telephone	3,170	3,470	13,116	14,268
Total operating revenues	7,406	7,385	30,105	30,102

Operating expenses
Cost of services and products (exclusive of depreciation and amortization expense)	2,948	3,307	11,791	13,465
Selling, general and administrative expenses	5,080	5,400	20,766	23,989
Loss on disposal, restructuring costs and other special charges	—	43	700	447
Depreciation and amortization	711	896	3,464	3,815
Total operating expenses	8,739	9,646	36,721	41,716
Operating loss	(1,333)	(2,261)	(6,616)	(11,614)

Other income (expense)
Interest income (expense), net	11	(163)	(162)	(756)
Income from investment	—	3,250	52,373	13,000
Other income (expense), net	3	4	26	166
Total other income	14	3,091	52,237	12,410
Income (loss) before income taxes	(1,319)	830	45,621	796

Income tax expense (benefit)	(795)	1,139	16,187	1,442
Net income (loss)	(524)	(309)	29,434	(646)

Preferred dividends	6	6	25	25
Income (loss) applicable to common stock and participating securities	$(530)	$(315)	$29,409	$(671)

Basic earnings (loss) per share	$(0.09)	$(0.05)	$4.89	$(0.11)

Diluted earnings (loss) per share	$(0.09)	$(0.05)	$4.89	$(0.11)

Weighted average shares of common stock used to calculate earnings per share
Basic	5,824	6,191	5,808	6,112
Diluted	5,824	6,191	5,808	6,112

Dividends declared per common share	$—	$—	$—	$0.54

ALTEVA, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2014	2013
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$24,047	$1,636
Trade accounts receivable - net of allowance for uncollectibles - $402 and $378 at December 31, 2014 and 2013, respectively	2,737	2,836
Other accounts receivable	488	480
Materials and supplies	167	237
Prepaid expenses	349	774
Prepaid income taxes	311	—
Deferred income taxes	43	108
Total current assets	28,142	6,071
Property, plant and equipment, net	12,384	13,837
Intangibles, net	5,020	5,856
Seat licenses, net	1,543	1,749
Goodwill	9,006	9,006
Other assets	1,023	744
Total assets	$57,118	$37,263
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$325	$10,126
Accounts payable	1,216	944
Advance billing and payments	274	341
Accrued taxes	1,056	1,692
Pension and post retirement benefit obligations	276	267
Accrued wages	1,036	1,007
Other accrued expenses	2,885	2,927
Total current liabilities	7,068	17,304
Long-term debt	295	297
Deferred income taxes	766	649
Pension and postretirement benefit obligations	8,833	6,007
Total liabilities	16,962	24,257

Commitments and contingencies

Shareholders’ equity
Preferred Shares - $100 par value, authorized and issued shares of 5; $0.01 par value, authorized and unissued shares of 10,000	500	500
Common stock - $0.01 par value, authorized shares of 10,000; issued 6,826 and 6,971 shares issued at December 31, 2014 and 2013, respectively	69	70
Treasury stock - at cost, 885 and 830 common shares at December 31, 2014 and 2013, respectively	(8,077)	(7,612)
Additional paid in capital	14,047	13,279
Accumulated other comprehensive loss	(3,997)	(1,436)
Retained earnings	37,614	8,205
Total shareholders’ equity	40,156	13,006
Total liabilities and shareholders’ equity	$57,118	$37,263

ALTEVA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2014	2013
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$29,434	$(646)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,464	3,815
Stock based compensation expense	767	1,457
Deferred income taxes	182	544
Other non-cash operating activities	130	326
Distribution in excess of equity in earnings and gain on sale from equity investment	(49,776)	(5,729)
Loss on disposal	—	447
Changes in assets and liabilities, net of effects of business acquisitions:
Trade and other receivables	58	64
Prepaid expenses and other assets	140	92
Accounts payable and accrued expenses	3	210
Accrued taxes	(947)	1,997
Pension and post retirement benefit obligations	274	(353)
Net cash (used in) provided by operating activities	(16,271)	2,224
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(274)	(544)
Proceeds from sale of assets	33	550
Purchase of seat licenses and other intangibles	(117)	(471)
Proceeds received in excess of income from equity investments	49,776	5,729
Net cash provided by investing activities	49,418	5,264
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from debt	2,400	19,419
Repayment of debt and capital leases	(12,646)	(23,541)
Payment of fees for acquisition of debt	—	(63)
Dividends	(25)	(3,340)
Purchase of treasury stock	(465)	(126)
Net cash used in financing activities	(10,736)	(7,651)
Net increase (decrease) in cash and cash equivalents	22,411	(163)
Cash and cash equivalents at beginning of year	1,636	1,799
Cash and cash equivalents at end of year	$24,047	$1,636
Supplemental disclosure of cash flow information:
Interest paid	$195	$572
Income taxes paid (received)	$17,509	$(910)

Supplemental disclosure of non-cash investing and financing activities:
Capitalization of loan financing costs	$—	$93
Acquisition of equipment and seat licenses under capital leases	$444	$357
Seat licenses acquired, but not paid	$188	$—

ALTEVA

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

AS IT IS PRESENTED ON THE CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$(524)	$(309)	$29,434	$(646)
Depreciation and amortization	711	896	3,464	3,815
Stock-based compensation	90	436	767	1,457
Severance related charges	104	116	411	1,284
Other Gains (Losses) & Special Charges	—	43	700	447
Interest (income) expense, net	(11)	163	162	756
Income from investment	—	(3,250)	(52,373)	(13,000)
Income tax expense (benefit)	(795)	1,139	16,187	1,442
Adjusted EBITDA	$(425)	$(766)	$(1,248)	$(4,445)

Contact:

Alteva

shareholderrelations@alteva.com